EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered to be effective as of June 7, 2011 by and between Nexus Enterprise Solutions, Inc., a Wyoming corporation located at 5340 North Federal Highway, suite 206, Lighthouse Point, FL 33406 (the “Company”), and John Limansky, (“Employee”).

RECITALS

A.

The Company is engaged in the business of helping consumer brands identify, engage and develop long term customer relationships, and also acts as a lead generating company for its clients (the “Business”).

B.

The Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and subject to the conditions of this Agreement.

AGREEMENTS

In consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

1.

Employment.  The Company hereby employs Employee, and Employee hereby accepts employment with the Company, on the terms and subject to the conditions of this Agreement.

2.

Title.  Employee is hereby employed by Employer as Chief Executive Officer for the Employment Period.  Employee agrees that Employee will perform such duties as are customarily performed by a person holding such position in similar companies, and will report directly to Employer’s Board of Directors.  Employee will, at all times, abide by all personnel policies of Employer, as in effect from time to time, and will faithfully, industriously, and to the best of Employee’s ability, experience, and talents, perform all of the duties that may be required of and from Employee pursuant to the terms of this Employment Agreement.

3.

Employment Duties.  Employee shall be employed to perform such duties as the

Company’s Board of Directors (the “Board”) determines and shall be responsible for the performance of such duties and responsibilities as may be assigned from time to time by the Company  (collectively, the “Employment Duties”).  During Employee’s employment hereunder, Employee shall:  (i) devote his full business time, loyalty and efforts to the discharge of the Employment Duties and Employee’s other responsibilities hereunder on a timely basis; (ii) use his best efforts to loyally and diligently serve the business and affairs of the Company; and (iii) endeavor in all respects to promote the Company’s interests in all matters.

4.

Term.  Employee’s employment hereunder shall commence on the date hereof and shall continue until such time as this Agreement is terminated pursuant to section 6 hereof (the period of Employee’s employment hereunder is referred to hereinafter as the “Employment Period”).  During the Term of this Agreement, Employee shall be prohibited from being employed or working as an Independent Contractor for any other company without written consent from Company.

5.

Compensation.

a.

Salary.  During the Employment Period, the Company shall pay a salary consisting solely of restricted common stock. The amount agreed upon is set at 200,000 shares of common stock per year as which such stock will be issued once the company completes the intended merger and become a public company traded on the Pink Sheets.

b.

Reimbursement of Business Expenses.  During the Employment Period, the Company shall, subject to Employee providing sufficient documentation to permit the Company to deduct such payments and only to the extend consistent with the Company’s business expense reimbursement policy in effect from time to time, reimburse Employee for reasonable expenses incurred in connection with the performance by Employee of the Employment Duties.

6.

Termination.

a.

Immediate Termination for Cause.  Upon the occurrence of any of the following events (as determined in the sole discretion of the Board), the Company may terminate this Agreement and Employee’s employment hereunder immediately upon delivery of written notice to Employee:  (i) the engagement by Employee in any conduct which constitutes gross negligence, willful misconduct or any other conduct which is demonstrably and materially injurious to the Company, whether monetary or otherwise; (ii) the commission of any felony, act of fraud or dishonesty involving the Company or its business or which materially impairs the Employee’s ability to perform his duties for the Company; (iii) the breach of any agreement with the Company concerning noncompetition or the confidentiality of trade secrets or proprietary or other information including, without limitation, the provisions of sections 8 through 15 of this Agreement; (iv) the failure by Employee to follow and perform a specific directive of the Board; and (v) the intentional and prolonged failure of Employee to devote his best efforts to the performance of his duties and responsibilities hereunder or, alternatively, the incompetent performance by Employee of such duties and responsibilities.  For purposes of the foregoing subsection (v), the intentional and prolonged failure of Employee to perform his duties or the incompetent performance of same shall be deemed to exist if Employee has not substantially corrected such failure (if correctable) within 30 days after having been so requested in writing by the Board.

b.

Termination Without Cause.

(i)

Termination by the Company. The Company may terminate this Agreement and Employee’s employment hereunder at any time and for any reason upon the giving of written notice of such intent to Employee at least 30 days prior to the effective date of such termination.

(ii)

Termination by Employee.  Employee may terminate this Agreement and Employee’s employment hereunder at any time and for any reason by giving written notice of such intent to the Company at least 30 days prior to the effective date of such termination.

       c.  Equity Ownership Upon Termination.  Upon the termination of this Employment

Agreement, with or without cause, the Employee shall be entitled to retain all equity ownership that he has earned as of the date of termination.  Employee shall not be eligible for, or have any right to any further equity ownership.

7.

Confidential Information.

a.

Nondisclosure of Confidential Information.  The parties hereto acknowledge and agree that as an employee of the Company, Employee will have access to and will be entrusted with Confidential Information , and that the Company would suffer great loss and injury if Employee disclosed any Confidential Information (except as provided in this Agreement) or used any Confidential Information to compete with the Company.  Accordingly, except in pursuit of the business of the Company and except as provided in above section hereof, Employee shall not directly or indirectly, whether individually or as an employee, principal, agent, owner, trustee, beneficiary, distributor, partner, co-venturer, investor, consultant or in any other capacity, use or disclose, or cause to be used or disclosed, any Confidential Information.

b.

Nondisclosure of Trade Secrets.  Notwithstanding anything contained in this Agreement to the contrary, Employee shall not, directly or indirectly, whether individually or as an employee, principal, agent, owner, trustee, beneficiary, distributor, partner, co-venturer, investor, consultant or in any other capacity, except in pursuit of the business of the Company, use or disclose, or cause to be used or disclosed, any Confidential Information of the Company which constitutes a trade secret as long as such information remains a Trade Secret.

c.

Reasonableness of Terms; Adequacy of Consideration.  Employee acknowledges and agrees that the terms of this section are reasonable and necessary for the protection of the Company and the Business.  Employee further acknowledges and agrees that the consideration provided for herein is sufficient to fully and adequately compensate Employee for agreeing to the terms and conditions of this Agreement.

d.

Definition of Confidential Information.  The term “Confidential Information,” as used in this Agreement, means any and all of the following as it relates to the

Company and/or the Business:  (i) all historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training techniques and materials, however documented; (ii) all product specifications, data, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned production or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, inventions, discoveries, concepts, ideas, designs, methods and information); and (iii) all information (whether or not part of the foregoing), however documented, which constitutes a Trade Secret.  Notwithstanding the foregoing, the term “Confidential Information” shall not include information concerning the Company and/or the Business that becomes generally available to the public other than as a result of disclosure by Employee.

e.

Permitted Disclosure.  The restrictions set forth in above sections hereof shall not apply to any disclosure of Confidential Information or a Trade Secret, as the case may be, required to be made under applicable law or regulation or by order of a court or governmental authority acting within its jurisdiction; provided, however, that prior to such disclosure, Employee shall have provided the Company with written notice of such disclosure requirement and the Company shall have had a reasonable opportunity to contest such requirement.

8.

Reasonableness of Restrictions; Adequacy of Consideration.  Employee acknowledges and agrees that the restrictions contained in this Agreement are reasonable and that the consideration provided herein is sufficient to fully and adequately compensate Employee for agreeing to such restrictions.

9.

Confidential Information Belongs to the Company.  All Confidential Information shall remain the sole and exclusive property of the Company, and Employee shall have no rights, by license or otherwise, to use the Confidential Information except as expressly provided herein.  No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise conveyed by this Agreement with respect to the Confidential Information.

10.

Product Development by Employee.  During the Employment Period, any product, process, or invention of any kind whatsoever developed by Employee, whether acting alone or in conjunction with others, which relates to the Business or the Company’s operations, shall be the sole and exclusive property of the Company.  Employee agrees that any contributions by Employee to any copyrightable material related to the business of the Company or incorporated into any product, process, or invention of any kind whatsoever developed by Employee shall be considered work made-for-hire for the Company or its designee.  To the extent that any such contributions or products, processes or inventions do not quality as works made for hire under U.S. copyright law, this Agreement will constitute an irrevocable assignment by Employee to Company of the ownership of, and all rights of copyright in, such contributions or such products, processes or inventions.  Employee agrees to give the Company all assistance reasonably required to perfect such rights.  Employee shall inform the Company of any product developments made or conceived by Employee which relate to the Business or the Company’s operations and shall execute such documents as may be reasonably requested by the Company to evidence transfer of such property to the Company.

11.

Common Law of Torts and Trade Secrets.  Nothing in this Agreement shall be construed to  limit or negate the common law of torts or trade secrets where such law provides the Company with broader protection than that provided herein.

12.

Return of Confidential Information.  Employee agrees that immediately upon termination of Employee’s employment, or upon request by Employer, Employee will return to Employer all company property, including but not limited to the Confidential Information.

13.

Noncompetition.  As a material part of the consideration given for this Agreement, during the term of this Agreement and for a period of twelve (12) months following the termination of Employee’s employment (for any reason or no reason), Employee agrees that he will not, directly or indirectly, be connected in any manner whatsoever with the ownership, management, operation, control, or financing of, and that he or he will not own, manage, operate, control, be employed by, be associated with as an independent contractor, participate in, finance; consult, or advise:  (i) any client or prospective client of Employer; (ii) any vendor and/or business partner of Employer; or (iii) any business or corporation which directly competes with Employer.  For purposes of this Agreement, a “prospective client” is defined as a person, business, organization, company, or other entity with whom Employer has begun substantive discussions to perform work or submitted a bid or proposal during the one (1) year period preceding Employee’s date of termination. The running of the twelve (12) month period prescribed in this covenant shall be tolled and suspended by the length of time Employee works in circumstances that a court of competent jurisdiction subsequently finds to violate the terms of this partial restraint.  Such provision shall survive the termination of this Agreement.

14.

Non-Solicitation.  Employee agrees that, during the term of this Agreement, and for a period of two (2) years after termination of employment, he or he will not, either directly or indirectly, for himself or herself or for any other party, divert or attempt to divert any existing business or employees of Employer, or induce, solicit, canvass or call upon (or attempt to induce, solicit, or canvass) any customer of Employer or employee of Employer from continuing to do business with Employer and/or to do business with a competitor of Employee.  A customer is defined as a person, business, organization, company, or any other entity with whom Employer provided services to or did business with during the two (2) years immediately preceding Employee’s date of termination (whether termination is voluntary or involuntary).  Such provision shall survive the termination of this Agreement.

15.

Specific Performance.  Employee acknowledges and agrees that irreparable injury to the Company may result if Employee breaches any covenant of Employee contained herein and that the remedy at law for the breach of any such covenant will be inadequate.  Accordingly, if Employee engages in any act in violation of the provisions of this Agreement, the Company shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive relief to enforce the provisions of this Agreement.

16.

Employment Status.  The parties hereto acknowledge and agree that Employee is an employee at will and that Employee’s employment hereunder may be terminated with or without cause and, subject to any applicable notice periods hereunder, at any time.

17.

Governing Law; Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (regardless of such State’s conflict of laws principles), and without reference to any rules of construction regarding the party responsible for drafting thereof.

18.

Waiver.  The failure of any party to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or a relinquishment of any right granted hereunder for the future performance of any such term, covenant or condition.

19.

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrase or to replace any invalid or unenforceable term or provision with a term or provision that is valid or enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.  The parties specifically acknowledge and agree that each covenant and agreement contained in sections 7 through 16 hereof is a separate and independent covenant and agreement.

20.

Amendment.  This Agreement may be amended only by an agreement in writing signed by each of the parties hereto.

21.

Benefit; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and beneficiaries in interest; provided, however, that Employee may not assign this Agreement without the prior written consent of the Company.  This Agreement may be assigned by the Company without notice to, or consent by Employee.

22.

Entire Agreement, Incorporation of Terms.  This Agreement represents the full and complete understanding of the parties with respect to the subject matter hereof.  The introductory language, the recitals and any exhibits or schedules attached hereto are incorporated into this Agreement by reference.

23.

Headings.  All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

24.

Counterparts.  This Agreement may be executed in counterparts and transmitted by facsimile, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

Dated as of the date first above written.

EMPLOYEE:

                      EMPLOYER:

                      Nexus Enterprise Solutions, Inc.

Signed: _/s/ John Limansky____________

John Limansky

Signed: __/s/ Maureen Morgan _________

            Maureen Morgan